UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2007

Date of earliest event reported: February 28, 2007

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

This Amendment No. 1 to Westaff, Inc.’s (the “Company” or “Westaff”) Current Report on Form 8-K, filed on March 2, 2007, is filed to update the information contained in Item 5.01 “Changes in Control of Registrant” to include the information that the Company previously did not have regarding the description of the transaction resulting in the change of control, the amount of consideration paid by the Investor (as defined below) and the source of funds used by the Investors.

Item 5.01       Changes in Control of Registrant.

The Company was advised at its February 28, 2007 Board Meeting by W. Robert Stover, the Company’s Chairman of the Board of Directors (“Stover”), that all of the Company shares held by Mr. Stover’s affiliates and his children were sold in a private transaction to H.I.G. Capital LLC and its affiliates (collectively, the “Investors”). Representatives of the Investors have further advised the Company’s Board of Directors (the “Board”) that the Investors have acquired additional shares of the Company common stock on the open market.

According to a Report on Schedule 13D filed by the Investors on March 13, 2007 (the “Investors’ Schedule 13D Report”), the Investors had acquired 8,262,696 shares of Company common stock, which constitutes approximately 49.7% of the Company’s total outstanding common stock. Pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2007, by and among H.I.G. Capital LLC’s affiliate, DelStaff, LLC, a Delaware limited liability company (“DelStaff”), Mr. Stover, the Stover Revocable Trust dated November 16, 1988, as amended, the Stover Foundation, the Stover 1999 Charitable Remainder Unitrust dated April 21, 1999, Amy Stover-Newton, Stephen Stover, Susan Stover, the Susan J. Stover GST Irrevocable Trust, the Stephen R. Stover Irrevocable Trust as Amended 3/28/96, and Waynesburg College and Presbyterian Lay Committee, Inc. (collectively, the “Stockholders”), the Investors acquired from the Stockholders an aggregate of 7,933,396 shares of common stock of the Company (the “Purchased Shares”), in exchange for total consideration of $32,526,923.60, or $4.10 per share, paid in the form of:

(i)

eight percent (8%) promissory notes (the “Promissory Notes”), having an aggregate principal amount of $24,395,192.70 (representing 75% of the total consideration), executed and delivered by DelStaff to each Stockholder, and

(ii)	cash in an aggregate amount equal to $8,131,730.90, deposited in a bank account in the name of Mr. Stover, as representative of the Stockholders, with Wells Fargo Bank, N.A. (the “Deposit”).

DelStaff’s payment obligations under the promissory notes are guaranteed by H.I.G. Capital Partners III, L.P. DelStaff has a perfected first and only lien on the Deposit and other cash collateral deposited in the account holding the Deposit. In addition, DelStaff has agreed to pay additional cash consideration for each Purchased Share:

(i)	if during the one year period following February 28, 2007, DelStaff sells all or any portion of the Purchased Shares for a price, after subtracting all fees, expenses and taxes arising from such sale, in excess of $4.10 per Purchased Share (such excess being referred to herein as the “net excess consideration”), in an amount equal to 20% of the net excess consideration for each Purchased Share, but not to exceed $0.45 per Purchased Share (or $3,570,163.20 in the aggregate), and

(ii)

in an amount equal to $0.35 in cash per Purchased Share (minus any amounts paid, but including any Purchased Shares sold, pursuant to (i) above) if on the first anniversary of February 28, 2007, the average of the closing prices of one share of Company common stock during the immediately preceding 200 consecutive trading days is equal to or greater than $5.25. DelStaff is not required to pay this additional amount in clause (ii) prior to it obtaining control of the Board.

According to the Investors’ Schedule 13D Report, in addition to the shares of Company common stock acquired under the Purchase Agreement, an affiliate of DelStaff has acquired, and subsequently transferred to DelStaff, an additional 329,300 shares of Company common stock in open market transactions for aggregate cash consideration (including broker’s fees and commissions) of $1,814,443. As a result of these additional purchases, as of March 13, 2007, DelStaff beneficially owns 8,262,696 shares of Common Stock.

According to the Investors’ Schedule 13D Report, the Deposit and the acquisitions on the open market were funded from the working capital of HIG Capital Partners and its affiliates, which have in excess of $430 million in committed capital under management. HIG Capital Partners also indicates it has access to short term credit facilities. If the Promissory Notes become due and payable, HIG Capital Partners currently intend that the aggregate amount of principal and interest due thereon be funded from the working capital of HIG Capital Partners.

According to the Investors’ Schedule 13D Report, DelStaff intends to have its director nominees constitute a majority of the Board. In this regard, under the Purchase Agreement, DelStaff has the right to require the Stockholders to repurchase all (but not less than all) of the Purchased Shares, in proportion to their respective interests therein (the “Put Option”), if all of the following (referred to herein as the “Representation Event”) does not occur on or before September 30, 2007 (as such date may be (i) extended by DelStaff in its sole discretion for up to two consecutive six-month periods, provided DelStaff is in compliance in all material respects with the provisions of the Purchase Agreement, and (ii) further extended by  written agreement of the parties to the Purchase Agreement) (such date, as so extended, being referred to herein as the “Outside Date”):

•                  the Company must amend its bylaws to increase the number of directors comprising the Board from five to nine or such larger number as may be necessary to permit DelStaff’s director nominees to constitute a majority of the Board (including Michael Willis, who will be proposed for election as Chairman of the Board following the election of such nominees) and fill the newly created directorships with DelStaff’s nominees;

•                  DelStaff’s nominees must be duly elected to, and constitute a majority of, the Board; and

•                  the Company will (if applicable) have filed with the SEC and delivered to its stockholders an information statement on Schedule 14F-1 in respect of such nomination and election, pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder.

If, within 30 days after the Outside Date, DelStaff exercises the Put Option, the Deposit (and any additional cash collateral in the account holding the Deposit) will be delivered back to DelStaff and the Promissory Notes (including any interest and other amounts accrued thereon) will be cancelled and forgiven in full. If the Representation Event does occur on or before the Outside Date, or if DelStaff fails to exercise the Put Option within 30 days after the Outside Date, then the Promissory Notes will mature, DelStaff’s security interest in the Deposit will automatically be cancelled and the Deposit (and any additional cash collateral in the account holding the Deposit) will revert to the Stockholders.

In addition, according to the Investors’ Schedule 13D Report, each Investor has agreed to use commercially reasonable efforts to consummate and make effective the transactions contemplated by the Purchase Agreement, including facilitating DelStaff’s ability to nominate a majority of the directors on the Board.  Mr. Stover, who is currently the Company’s Chairman of the Board, has also agreed not to resign from the Board or his position as Chairman of the Board, without DelStaff’s prior written consent, and has agreed to take any and all lawful actions as are reasonably requested by DelStaff to cause the Representation Event to occur prior to the Outside Date. Mr. Stover has indicated to the Company that he was asked to remain on the Board by the Investors.

On February 28, 2007, Stover took action under the relevant provisions of the certificate of incorporation and bylaws of the Company to (i) call in writing a special meeting of stockholders of the Company to be held on Wednesday, May 30, 2007 at 10:00 a.m. local time at the Company’s administrative offices located at 298 N. Wiget Lane, Walnut Creek, California (the “Stockholders Meeting”), (ii) call in writing a special meeting of the Board to be held on Wednesday, April 4, 2007 at 10:00 a.m. local time at the Company’s administrative offices located at 298 N. Wiget Lane, Walnut Creek, California (the “Board Meeting”), and (iii) deliver written notice of the Board Meeting to the members of the Board. The written call of the Stockholders Meeting made by Stover provides that the current purposes of the Stockholders Meeting are to (i) amend the bylaws of the Company to increase the number of directors from five to nine (or such larger number as may be necessary to permit the persons nominated by DelStaff, LLC, a Delaware limited liability company (“DelStaff”), to constitute a majority of the members of the Board), (ii) elect DelStaff’s nominees to fill such newly created directorships, and (iii) to transact such other business as may properly come before the Stockholders Meeting or any adjournment or adjournments thereof. The written call of the Board Meeting made by Stover provides that the current purposes of the Board Meeting are to (i) set the record date for the Stockholders Meeting, (ii) approve the Company’s notice of the Stockholders Meeting, (iii) determine the size of each of the three classes of directors of the Board to account for the newly created directorships proposed to be created at the Stockholders Meeting, and (iv) take other actions as may be necessary or desirable in furtherance of the foregoing purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief Financial
Officer and Treasurer

Date: March 19, 2007